Exhibit 99.1
News Release

Contacts: Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors - Albert E. Ferrara, Jr., Senior Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Financial Results for Third Quarter of 2011

WEST CHESTER, OH, October 25, 2011 – AK Steel (NYSE: AKS) today reported a net loss of $3.5 million, or $0.03 per diluted share of common stock, for the third quarter of 2011, compared to a net loss of $59.2 million, or $0.54 per diluted share, for the third quarter of 2010. The 2011 third quarter results include after-tax expenses of approximately $6.2 million, or approximately $0.05 per diluted share, for costs related to the previously reported incident involving an electric steelmaking furnace at the Butler Works which was damaged on July 1, 2011.
Net sales for the third quarter of 2011 were $1,585.8 million on shipments of 1,368,800 tons, compared to sales of $1,575.9 million on shipments of 1,465,800 tons for the year-ago third quarter. The company said its average selling price for the third quarter of 2011 was $1,158 per ton, a 2% decrease from the second quarter of 2011, but about 8% higher than for the third quarter of 2010.
The company reported an operating profit for the third quarter of 2011 of $11.4 million, or $8 per ton, which includes a LIFO credit of $9.5 million and pre-tax expenses of $9.8 million, or $7 per ton, for costs related to the Butler Works furnace incident mentioned above. Excluding the Butler Works furnace incident costs, the company’s adjusted operating profit for the third quarter of 2011 was $21.2 million, or $15 per ton.
“Despite the challenges of a sputtering economy and extraordinarily high raw material costs, AK Steel reported operating income for the quarter,” said James L. Wainscott, Chairman, President and Chief Executive Officer of AK Steel. “While challenging global economic conditions have created strong headwinds for our company and our country, AK Steel employees have again demonstrated their mettle with unwavering focus on our core values of safety, quality and productivity.”
Nine-Month Results
For the first nine months of 2011, the company reported net income of $38.3 million, or $0.35 per diluted share, compared to a net loss for the corresponding 2010 period of $30.6 million, or $0.28 per diluted share. The results for the first nine months of 2011 include after-tax expenses of approximately $6.2 million, or approximately $0.05 per diluted share, for the furnace incident costs at Butler Works discussed above, and a charge of $2.0 million, or $0.02 per diluted share, related to state tax law changes. The results for the first nine months of 2010 include a non-cash charge of $25.3 million, or $0.23 per diluted share, related to federal healthcare legislation. Shipments for the first nine months of 2011 were 4,288,900 tons compared to 4,301,000 tons in the first nine months of 2010. Sales for the first nine months of 2011 were $4,958.8 million compared to $4,577.7 million in the first nine months of 2010.

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The company reported an operating profit of $99.4 million, or $23 per ton, for the first nine months of 2011 compared to an operating profit of $20.7 million, or $5 per ton, for the first nine months of 2010. The year-over-year increase in sales revenue was largely offset by increases in raw material costs, particularly for iron ore and metallurgical coal.
Fourth Quarter 2011 Outlook
Due to continued uncertainty and volatility with respect to economic conditions in the U.S. and in other markets served by the company, AK Steel is not providing an outlook for the company's fourth quarter results at this time. However, the company said that it intends to provide fourth quarter guidance later during the quarter.
Use of Non-GAAP Financial Measures
AK Steel has included in this news release certain non-GAAP financial measures that management believes are useful to investors in understanding and evaluating the operating performance of the company. The presentation of these additional financial measures is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.
The following schedule reflects the reconciliation of the non-GAAP quarterly financial measures discussed in this news release:

(dollars in millions, except per ton data)	Three Months Ended September 30,
Reconciliation to Operating Profit (Loss)	2011
Adjusted operating profit (loss)	$21.2
Butler Works furnace incident	(9.8)
Operating profit (loss)	$11.4

Reconciliation to Operating Profit (Loss) per Ton
Adjusted operating profit (loss) per ton	$15
Butler Works furnace incident	(7)
Operating profit (loss) per ton	$8

Safe Harbor Statement
The statements in this release with respect to future results reflect management's estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2010, as updated in our most recent Quarterly Report on Form 10-Q. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, infrastructure and

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manufacturing, construction and electrical power generation and distribution markets. The company employs about 6,200 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio. Additional information about AK Steel is available on the company's web site at www.aksteel.com.
AK Tube LLC, a wholly-owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana. AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets. Additional information about AK Tube LLC is available on its web site at www.aktube.com.
AK Coal Resources, Inc., another wholly-owned subsidiary of AK Steel, owns or leases metallurgical coal reserves in Somerset County, PA. AK Steel also owns 49.9% of Magnetation LLC, a joint venture headquartered in Nashwauk, MN, which produces iron ore concentrate from previously mined ore reserves.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Shipments (000 tons)	1,368.8	1,465.8	4,288.9	4,301.0
Selling price per ton	$1,158	$1,075	$1,151	$1,064

Net sales	$1,585.8	$1,575.9	$4,958.8	$4,577.7

Cost of products sold	1,472.6	1,576.1	4,555.1	4,247.7
Selling and administrative expenses	55.7	52.0	165.0	158.8
Depreciation	46.1	50.3	139.3	150.5
Total operating costs	1,574.4	1,678.4	4,859.4	4,557.0

Operating profit (loss)	11.4	(102.5)	99.4	20.7

Interest expense	13.5	5.9	33.7	25.9
Other income (expense)	(4.7)	8.0	(1.3)	(5.8)

Income (loss) before income taxes	(6.8)	(100.4)	64.4	(11.0)

Income tax provision due to tax law change	—	—	2.0	25.3
Income tax provision (benefit)	(0.7)	(40.4)	27.6	(4.1)
Total income tax provision (benefit)	(0.7)	(40.4)	29.6	21.2

Net income (loss)	(6.1)	(60.0)	34.8	(32.2)
Less: Net loss attributable to noncontrolling interests	(2.6)	(0.8)	(3.5)	(1.6)

Net income (loss) attributable to AK Steel Holding Corporation	$(3.5)	$(59.2)	$38.3	$(30.6)

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$(0.03)	$(0.54)	$0.35	$(0.28)

Weighted-average shares outstanding:
Basic	109.8	109.5	109.8	109.5
Diluted	109.8	109.5	109.9	109.5

Dividends declared and paid per share	$0.05	$0.05	$0.15	$0.15

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$58.7	$216.8
Accounts receivable, net	590.4	482.8
Inventory, net	783.2	448.7
Other current assets	256.1	255.8
Total current assets	1,688.4	1,404.1
Property, plant and equipment	5,899.3	5,668.2
Accumulated depreciation	(3,774.2)	(3,635.0)
Property, plant and equipment, net	2,125.1	2,033.2
Other non-current assets	766.9	751.3
TOTAL ASSETS	$4,580.4	$4,188.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under credit facility	$295.0	$—
Accounts payable	732.5	553.1
Accrued liabilities	182.3	145.0
Current portion of long-term debt	0.7	0.7
Current portion of pension and other postretirement benefit obligations	111.6	145.7
Total current liabilities	1,322.1	844.5
Long-term debt	650.2	650.6
Pension and other postretirement benefit obligations	1,472.2	1,706.0
Other non-current liabilities	516.5	346.4
TOTAL LIABILITIES	3,961.0	3,547.5

Stockholders’ equity:
Common stock, authorized 200,000,000 shares of $.01 par value each; issued 123,214,432 and 122,829,975 shares in 2011 and 2010; outstanding 110,271,878 and 109,986,790 shares in 2011 and 2010	1.2	1.2
Additional paid-in capital	1,921.0	1,909.4
Treasury stock, common shares at cost, 12,942,554 and 12,843,185 shares in 2011 and 2010	(171.5)	(170.1)
Accumulated deficit	(1,166.6)	(1,188.4)
Accumulated other comprehensive income	44.5	92.6
Total AK Steel Holding Corporation stockholders’ equity	628.6	644.7
Noncontrolling interests	(9.2)	(3.6)
TOTAL STOCKHOLDERS’ EQUITY	619.4	641.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,580.4	$4,188.6
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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$34.8	$(32.2)
Depreciation	139.3	150.5
Amortization	11.7	14.1
Deferred income taxes	28.2	25.5
Contributions to pension trust	(170.0)	(110.0)
Contributions to Middletown and Butler retirees VEBAs	(87.6)	(65.0)
Pension and other postretirement benefit payments greater than expense	(85.5)	(78.3)
Working capital	(202.5)	(100.1)
Working capital—SunCoke Middletown	(11.1)	0.3
Other operating items, net	(12.7)	18.7
Net cash flows from operating activities	(355.4)	(176.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(88.0)	(72.3)
Capital investments—SunCoke Middletown	(163.2)	(86.4)
Other investing items, net	0.7	0.8
Net cash flows from investing activities	(250.5)	(157.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under credit facility	295.0	—
Proceeds from issuance of long-term debt	—	400.0
Redemption of long-term debt	(0.5)	(506.1)
Debt issuance costs	(9.2)	(9.0)
Proceeds from exercise of stock options	0.2	1.3
Purchase of treasury stock	(1.4)	(7.7)
Common stock dividends paid	(16.5)	(16.5)
Advances from noncontrolling interest owner to SunCoke Middletown	180.3	88.4
Other financing items, net	(0.1)	2.8
Net cash flows from financing activities	447.8	(46.8)

Net decrease in cash and cash equivalents	(158.1)	(381.2)
Cash and cash equivalents, beginning of period	216.8	461.7
Cash and cash equivalents, end of period	$58.7	$80.5

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AK STEEL HOLDING CORPORATION
STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Tons Shipped by Product
Stainless/electrical	229.3	226.9	699.4	657.9
Coated	577.2	624.4	1,830.3	1,944.8
Cold-rolled	278.3	322.5	941.2	889.0
Tubular	32.4	33.2	99.4	94.5
Subtotal value-added shipments	1,117.2	1,207.0	3,570.3	3,586.2

Hot-rolled	222.6	213.6	622.2	591.4
Secondary	29.0	45.2	96.4	123.4
Subtotal non value-added shipments	251.6	258.8	718.6	714.8

Total shipments	1,368.8	1,465.8	4,288.9	4,301.0

Shipments by Product (%)
Stainless/electrical	16.7%	15.5%	16.3%	15.3%
Coated	42.2%	42.6%	42.7%	45.2%
Cold-rolled	20.3%	22.0%	22.0%	20.7%
Tubular	2.4%	2.3%	2.3%	2.2%
Subtotal value-added shipments	81.6%	82.4%	83.3%	83.4%

Hot-rolled	16.3%	14.6%	14.5%	13.8%
Secondary	2.1%	3.0%	2.2%	2.8%
Subtotal non value-added shipments	18.4%	17.6%	16.7%	16.6%

Total shipments	100.0%	100.0%	100.0%	100.0%

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